Exhibit 23.



  INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in Registration Statement Nos. 2-86602, 33-15775, 33-37567, 33-45482, 333-01465
  and 333-81063 of CBRL Group, Inc. (formerly Cracker Barrel Old Country Store, Inc.) on Form S-8 and Registration Statement Nos. 33-59582 and 333-74363 on Form S-3 of our report dated September 8, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of CBRL Group, Inc. for the year ended July 30, 1999.

  /s/ Deloitte & Touche LLP

  Nashville, Tennessee
  October 25, 1999